Exhibit 23.1

Beijing Office Unit 2419-2422 Kerry Center South Tower 1 Guang Hua Road, Chaoyang District, Beijing, 100020 T 8610.8518.7992

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Jiayin Group Inc. on Form F-3 of our report dated April 30, 2021, with respect to our audit of the consolidated balance sheet of Jiayin Group Inc. as of December 31, 2020, and the related consolidated statements of comprehensive income, shareholders’ deficit and cash flows for the year ended December 31, 2020, and the related notes and schedule (collectively referred to as the “financial statements”), which report is included in the Annual Report on Form 20-F of Jiayin Group Inc. for the year ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

Beijing, China

May 7, 2021

www.marcumbp.com